UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

AMP HOLDING INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4540 Alpine Avenue, Blue Ash, Ohio 45242
(Address of principal executive offices) (zip code)

513-297-3640
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On December 8, 2010, James E. Taylor was engaged by AMP Holding Inc. (the "Company") to serve as the Chief Executive Officer and Vice-Chairman of the Company.   Mr. Taylor will replace Stephen S. Burns who resigned as the Chief Executive Officer.  Mr. Burns has been appointed as President of the Company and will continue to serve as a director as well as Chief Financial Officer, Secretary and Treasurer of the Company.  Further, on December 8, 2010, Joseph S. Paresi was appointed as Chairman of the Board of Directors of the Company.

James E. Taylor Employment Agreement

On December 8, 2010, Mr. Taylor entered into an employment agreement with the Company pursuant to which he was appointed as the Chief Executive Officer and Vice-Chairman of the Company in consideration of an annual salary of $300,000.  Additionally, Mr. Taylor will be eligible for annual bonuses with a target amount of 100% of his salary.  The actual amount of any bonus may be more or less than such target and will be determined by the board of directors in its absolute discretion.  Half of the bonus may be paid, in the Company’s discretion, in unregistered shares of common stock at a price per share equal to the weighted average closing price per share of the common stock over the twenty most recent trading days prior to such grant. In addition to the salary and any bonus, Mr. Taylor will be entitled to receive health and fringe benefits that are generally available to the Company’s management employees.  As additional compensation, the Company granted Mr. Taylor options to acquire 1,200,000 shares of common stock at an exercise price of $0.72 per share for a period of ten years.  The Company also provided Mr. Taylor with a common stock purchase warrant to acquire 600,000 shares of common stock exercisable at any time in the five years following the signing of the agreement at an exercise price of $2.00 per share.

Prior to joining the Company, Mr. Taylor was the CEO of Hummer LLC from October 2008 to 2010.  From 2004 to 2008, Mr. Taylor was the General Manager of the Cadillac brand of General Motors Co. (“GM”), where he was responsible for the division’s global product, marketing and promotional activities.  Mr. Taylor began his career with GM in 1980 with GM of Canada in Oshawa, Ontario, as an industrial engineer.  He progressed through several production and purchasing positions, including Senior Purchasing Management positions at Saturn, Adam Opel Germany, Worldwide Purchasing in Europe & USA and GM Truck in Detroit.  Mr. Taylor holds a Bachelors of Science degree in Mechanical Engineering & Management from McMaster University, Ontario, Canada.

Stephen S. Burns Employment Agreement

 On December 8, 2010, Stephen S. Burns entered into an employment agreement with the Company pursuant to which he was appointed as the President of the Company in consideration of an annual salary of $200,000, however, only 50% of the salary ($100,000) will be payable at this time.  The remaining 50% of the salary will accrue and be deferred until the board of directors elects to increase the salary to include all or a portion of the deferred salary based on certain events.  Additionally, Mr. Burns will be eligible for annual bonuses with a target amount of 100% of his salary.  The actual amount of any bonus may be more or less than such target and will be determined by the Board in its absolute discretion. Half of the bonus may be paid, in the Company’s discretion, in unregistered shares of common stock at a price per share equal to the weighted average closing price per share of the common stock over the twenty most recent trading days prior to such grant.  In addition to the salary and any bonus, Mr. Burns will be entitled to receive health and fringe benefits that are generally available to the Company’s management employees in accordance with the then existing terms and conditions of the Company’s policies. As additional compensation, the Company granted Mr. Burns options to acquire 300,000 shares of common stock at an exercise price of $0.72 per share for a period of ten years.  The Company also provided Mr. Burns with a common stock purchase warrant to acquire 300,000 shares of Common Stock exercisable at any time in the five years following the signing of the agreement at an exercise price of $2.00 per share.

Joseph S. Paresi Director Agreement

On December 8, 2010, Mr. Paresi entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual fee of $60,000.  Additionally, the Company granted Mr. Paresi options to purchase 500,000 shares of the Company’s common stock at US$0.72 per share.  The options will expire five years from the vesting date with 125,000 options vesting upon the signing of the agreement and 75,000 every six months thereafter for a total of 500,000 shares.  In addition, the Company granted Mr. Paresi a common stock purchase warrant to acquire 500,000 shares of common stock exercisable at any time in the five years following the signing of the agreement at an exercise price of $2.00 per share. There is no understanding or arrangement between Mr. Paresi and any other person pursuant to which Mr. Paresi was selected as the Chairman of the Board of Directors of the Company.  Mr. Paresi does not have any family relationship with any director, executive officer or person nominated or chosen by us to become the Chairman of the Board of Directors or an executive officer.  Since January 1, 2009, Mr. Paresi has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Since 2005, Mr. Paresi has been a partner at L-1 Investment Partners (“L-1”), which manages a fund called Aston Capital Partners LP.  L-1 acquired an interest in Viisage Technology Inc. (NSD: VISG) in 2005 and later added two private companies, Securimetrics, Inc. and Integrated Biometric Technology LLC. L-1 then announced its merger with Identix Inc.(NSD: IDNX) which closed in August 2006 (the “Identix Merger”).  Upon the closing of the Identix Merger, L-1 created a new parent operating company, L-1 Identity Solutions, Inc. (“L1”), which became listed on the New York Stock Exchange on August 30, 2006 under the symbol ID.  Mr. Paresi served as Executive Vice President of L1 and reported directly to the Chairman of the Board of Directors and the CEO of L1. In September 2010, L1 announced its intention to divide the company into two separate entities and to sell its intelligence services business to BAE Systems, Inc. and to sell its technology divisions to the French company, Safran SA. L1 is awaiting final U.S. government approval of the sale, which is anticipated in the first quarter of 2011.  Concurrently, Mr. Paresi maintained the positions of chief operating officer and director of Core Software Inc., which specialized in geospatial imagery management. Core Software Inc. shut down its operations in 2008.  Since its creation, L1 has acquired 12 additional companies and currently has revenue of over $700,000,000 annually.  Additionally, Mr. Paresi was on the board of directors of Rand Worldwide, Inc. (TSX: RND), a company that sold computer added design and manufacturing software (CAD/CAM) and which was sold in 2007.  In addition, Mr. Paresi served on the board of QR Sciences Pty Ltd. (ASX: QRS) (“QRS”), which specialized in quantum resonance based explosive detection systems.  Mr. Paresi resigned from QRS in 2007 when QRS sold its interest.  From 1997 until 2005, Mr. Paresi was a member of the founding team of L-3 Communications Corp (NYSE: LLL) where he held the titles of Corporate Officer, Corporate Vice President of Product Development and President of L-3 Security and Detection Systems.  Mr. Paresi has also been a consultant and advisor to ICx Technologies, Inc., which is now part of FLIR Systems, Inc. (NSD: FLIR) and NSM Surveillance, and is currently on the board of directors of the Potomac Institute for Policy Studies in Washington DC.  Mr. Paresi Received two Masters Degrees in Electrical Engineering from Manhattan college in 1977 and 1978, respectively, and received an MBA in Finance from Pace University in 1991.

Item 9.01                Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between AMP Holding Inc. and James Taylor dated December 8, 2010

10.2	Employment Agreement by and between AMP Holding Inc. and Stephen S. Burns dated December 8, 2010

10.3	Director Agreement by and between AMP Holding Inc. and Joseph Paresi dated December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMP HOLDING INC.

Date: December 13, 2010	By:	/s/ James E. Taylor
Name: James E. Taylor
Title: Chief Executive Officer and
Vice-Chairman of the Board of Directors